EXHIBIT 31.2

CERTIFICATIONS

I, Ernest R. Johnson, Chief Financial Officer of Cutter & Buck Inc., certify that:

1.  I have reviewed this Annual Report on Form 10-K/A of Cutter & Buck Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: August 27, 2004

/s/ ERNEST R. JOHNSON
Ernest R. Johnson
Chief Financial Officer
(Principal Financial and Accounting Officer)